UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2006

Broder Bros., Co.

(Exact name of registrant as specified in its charter)

Michigan	333-110029	38-1911112
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Six Neshaminy Interplex, 6th Floor

Trevose, Pennsylvania 19053

(Address of Principal executive offices, including Zip Code)

(215) 291-6140

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 26, 2006, David J. Hollister, Director and Chief Financial Officer, resigned from the Company to pursue another opportunity. Mr. Hollister has accepted the position of Chief Financial Officer of Bentley Systems, Incorporated, a privately-owned provider of software and solutions used in development of the world’s infrastructure. Mr. Hollister will remain with the Company through January 31, 2007. Mr. Hollister has also resigned his position as Director. The Company has commenced a search to fill the position vacated by Mr. Hollister. There were no disagreements with Mr. Hollister of the nature required to be disclosed pursuant to this Item 5.02 of Form 8-K.

Effective immediately, Martin J. Matthews has been appointed and will assume the duties as the Company’s Interim Chief Financial Officer. Mr. Matthews, 35, has served as our Corporate Controller since 2003. Mr. Matthews has been responsible for the Company’s accounting, financial reporting, corporate taxation, risk management, credit and collections, and budgeting and planning activities. Prior to joining Broder, Mr. Matthews worked at UbiquiTel Inc., where he was responsible for financial reporting and general accounting. Previously, Mr. Matthews was employed by Internet Capital Group, Inc. and he began his career with Ernst & Young LLP.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRODER BROS., CO.

/s/ Thomas Myers
Date: January 3, 2007	Name: Thomas Myers
Title: Chief Executive Officer

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